CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information constituting part of Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A of Fidelity Court Street Trust II: Fidelity New Jersey Municipal Money Market Fund, of our report dated January 5, 1998 on the financial statements and financial highlights included in the November 30, 1997 Annual Report to Shareholders of Fidelity New Jersey Municipal Money Market Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
January 6, 1998

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information constituting parts of Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A of Fidelity Court Street Trust II: Spartan New Jersey Municipal Money Market Fund, of our report dated January 5, 1998 on the financial statements and financial highlights included in the Annual Report to Shareholders of Spartan New Jersey Municipal Money Market Fund for the fiscal year ended October 31, 1997 and the one-month period ended November 30, 1997.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.
/s/Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
January 5, 1998